Exhibit 99.1

                  U.S. Physical Therapy Reports Record Results


    HOUSTON--(BUSINESS WIRE)--Aug. 2, 2005--U.S. Physical Therapy, Inc. (Nasdaq:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the second quarter and six-months ended June 30, 2005.
    U.S. Physical Therapy's net earnings for the second quarter of 2005 were $2.8 million or $0.23 per diluted share. For the six months ended June 30, 2005, net earnings were $4.8 million or $0.40 per diluted share. These are the highest earnings for any quarter and six-month period in the Company's history. Physical therapy is somewhat seasonal and traditionally the second quarter has been among our better revenue and earnings quarters.

    Second Quarter 2005 as compared to Second Quarter 2004

    -- Net revenue rose 10.0% to $33.6 million from $30.5 million due to an 11.4% increase in patient visits to 342,000 from 307,000, offset by a decrease of 0.7% in net patient revenue per visit from $97.33 to $96.68.

    -- Clinic operating costs were 70.7% of net revenue as compared to 66.8%. Corporate office costs as a percentage of net revenue were 12.4%, down from 16.1% last year. Corporate office costs for 2004 included a pre tax charge of $0.7 million primarily related to severance and recruiting fees.

    -- Net income for the quarter increased 21.2% to $2.8 million from $2.3 million. Reported earnings were $0.23 per diluted share for the second quarter 2005 as compared to $0.19 for the same period in 2004. As further described in an attached schedule, excluding reconciling items, the second quarter 2004 adjusted net earnings were $2.4 million or $0.20 per diluted share.

    -- Same store visits for clinics open for one year or more increased 2.8%. The net rate per visit for those clinics decreased 0.4% resulting in a same store revenue increase of 2.4%.

    Six Months 2005 as compared to Six Months 2004

    -- Net revenue rose 9.6% to $64.5 million from $58.8 million due to a 9.6% increase in patient visits to 656,000 and a slight increase in net patient revenue per visit to $96.72 from $96.44.

    -- Clinic operating costs were 71.7% of net revenue versus 70.4% for the prior year. Corporate office costs were 12.7% of net revenue versus 14.5%.

    -- Net income increased 25.7% to $4.8 million from $3.8 million. Earnings per share increased to $0.40 per diluted share from $0.31. As per the attached schedule, excluding reconciling items, the 2004 adjusted net earnings were $4.0 million or $0.32 per diluted share.

    -- Same store visits for clinics open for one year or more increased 3.4%. The net rate per visit for those clinics increased 0.5% resulting in a same store revenue increase of 3.9%.

    Chris Reading, Chief Executive Officer, said "We continued to make solid progress in terms of revenue, earnings and visit growth in our most profitable quarter to date. Ten new facilities were added this quarter including seven start-ups and three through acquisition, bringing our total facilities to 277. Additionally, during the quarter we added to our sales force which should position the Company for continued future growth."
    Larry McAfee, Chief Financial Officer, noted "During the first half of 2005 there has been significant improvement in the earnings of our profit sharing and other wholly owned clinics. Clinic directors' incentive compensation for these facilities is reflected in clinic operating costs rather than in minority interest as for the limited partnership clinics. As a result, reported clinic operating costs tend to be slightly higher and minority interest expense slightly lower." Mr. McAfee also said "Cash flow from operations for the quarter was strong. Average days outstanding for accounts receivables were further reduced to 55 days, an improvement of 19% over the past 18 months. As a result we closed June with $18.2 million in cash and investments, or approximately $1.50 per outstanding common share, and this was after using approximately $5 million in May for the acquisition of three clinics."
    This press release contains non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. The attached financial summary contains a schedule which reconciles these measures to the most directly comparable GAAP measures. These non-GAAP financial measures may be considered in addition to, not as a substitute for the financial measures prepared in accordance with GAAP (generally accepted accounting principles).
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on August 2, 2005 to discuss the Company's second quarter and six-months 2005 results. Interested parties may participate in the call by dialing 800-938-0653 or 973-321-1100 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability of qualified physical and occupational therapists;

    -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions;

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 277 outpatient physical and/or occupational therapy clinics in 36 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for three consecutive years in Forbes Magazine's Best 200 Small Companies List.
    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------- -------------------
                                2005      2004      2005      2004
                              --------- --------- ---------- --------
                                  (unaudited)         (unaudited)

Net patient revenues           $33,065   $29,914    $63,417  $57,629
Management contract revenues       509       602      1,012    1,168
Other revenues                       2         1         25       18
                              --------- --------- ---------- --------
Net revenues                    33,576    30,517     64,454   58,815

Clinic operating costs:
  Salaries and related costs    16,532    14,498     32,332   29,117
  Rent, clinic supplies and
   other                         6,859     6,020     13,195   12,019
  Provision for doubtful
   accounts                        350       314        662      711
                              --------- --------- ---------- --------
                                23,741    20,832     46,189   41,847

  Closure (costs) adjustment       (84)       --        (84)      --
  Gain (loss) on sale or
   disposal of fixed assets         83       444         41      441

Corporate office costs           4,156     4,917      8,197    8,540
                              --------- --------- ---------- --------

Operating income                 5,678     5,212     10,025    8,869
Other income (expense):
  Interest income (expense),
   net                              94        17        187       --
  Minority interests in
   subsidiary limited
   partnerships                 (1,296)   (1,544)    (2,483)  (2,726)
                              --------- --------- ---------- --------
                                (1,202)   (1,527)    (2,296)  (2,726)

Income before income taxes       4,476     3,685      7,729    6,143
Provision for income taxes       1,714     1,406      2,937    2,332
                              --------- --------- ---------- --------

Net income                      $2,762    $2,279     $4,792   $3,811
                              ========= ========= ========== ========

Basic earnings per common
 share (Note 2)                  $0.23     $0.20      $0.40    $0.33
                              ========= ========= ========== ========
Diluted earnings per common
 share (Note 2)                  $0.23     $0.19      $0.40    $0.31
                              ========= ========= ========== ========

Note 1: Certain prior period amounts have been reclassified for comparison purposes.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 2: The following table sets forth the computation of basic and diluted earnings per share:

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------- -------------------
                                2005      2004      2005      2004
                              --------- --------- --------- ---------
                                  (unaudited)         (unaudited)
Numerator:
  Net income                    $2,762    $2,279    $4,792    $3,811
                              --------- --------- --------- ---------
  Numerator for basic earnings
   per share                     2,762     2,279     4,792     3,811
  Effect of dilutive
   securities:
  Interest on convertible
   subordinated notes payable       --        22        --        45
                              --------- --------- --------- ---------
  Numerator for diluted
   earnings per share ---
   income available to common
   stockholders after assumed
   conversions                  $2,762    $2,301    $4,792    $3,856
                              ========= ========= ========= =========
Denominator:
  Denominator for basic
   earnings per share ---
   weighted-average shares      11,913    11,509    11,938    11,490
  Effect of dilutive
   securities:
  Stock options                    152       361       144       365
  Convertible subordinated
   notes payable                    --       495        --       509
                              --------- --------- --------- ---------
  Dilutive potential common
   shares                          152       856       144       874
                              --------- --------- --------- ---------
  Denominator for diluted
   earnings per share ---
   adjusted weighted-average
   shares and assumed
   conversions                  12,065    12,365    12,082    12,364
                              ========= ========= ========= =========

  Basic earnings per common
   share                         $0.23     $0.20     $0.40     $0.33
                              ========= ========= ========= =========
  Diluted earnings per common
   share                         $0.23     $0.19     $0.40     $0.31
                              ========= ========= ========= =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                   June 30,          December 31,
                                     2005                2004
                              ------------------- -------------------
                                  (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents              $18,164             $20,553
  Patient accounts receivable,
   less allowance for doubtful
   accounts of $1,937 and
   $2,447, respectively                   18,684              17,669
  Accounts receivable -- other             1,010                 549
  Other current assets                       968               1,835
                              ------------------- -------------------
          Total current assets            38,826              40,606
Fixed assets:
  Furniture and equipment                 22,742              22,781
  Leasehold improvements                  13,850              13,912
                              ------------------- -------------------
                                          36,592              36,693
  Less accumulated
   depreciation and
   amortization                           23,296              23,043
                              ------------------- -------------------
                                          13,296              13,650
Goodwill                                  12,754               6,127
Other assets                               1,762               1,225
                              ------------------- -------------------
                                         $66,638             $61,608
                              =================== ===================

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities:
  Accounts payable -- trade               $1,285              $1,181
  Accrued expenses                         6,787               4,367
  Notes payable                              237                  70
                              ------------------- -------------------
          Total current
           liabilities                     8,309               5,618
Notes payable -- long-term
 portion                                     333                  --
Deferred rent                              1,330               1,518
Other long-term liabilities                1,217                 982
                              ------------------- -------------------
          Total liabilities               11,189               8,118
Minority interests in
 subsidiary limited
 partnerships                              2,838               3,311
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par
   value, 500,000 shares
   authorized, no shares
   issued and outstanding                     --                  --
  Common stock, $.01 par
   value, 20,000,000 shares
   authorized, 13,560,693 and
   13,436,557 shares issued at
   June 30, 2005 and December
   31, 2004, respectively                    135                 134
  Additional paid-in capital              33,746              32,534
  Retained earnings                       40,409              35,617
 Treasury stock at cost,
  1,560,385 and 1,320,503
  shares held at June 30, 2005
  and December 31, 2004,
  respectively                           (21,679)            (18,106)
                              ------------------- -------------------
          Total shareholders'
           equity                         52,611              50,179
                              ------------------- -------------------
                                         $66,638             $61,608
                              =================== ===================


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                              Six Months Ended
                                                  June 30,
                                        -----------------------------
                                            2005           2004
                                        -------------- --------------
                                                 (unaudited)
Operating activities
   Net income                                  $4,792         $3,811
   Depreciation and amortization                2,142          1,874
   (Gain) Loss on sale or disposal of
    fixed assets                                  (41)          (441)
   Minority interest in earnings                2,483          2,726
   Provision for doubtful accounts                662            711
   Tax benefit from exercise of options           570            176
   Deferred income taxes                          222             --
   Deferred rent                                 (188)            --
   Other                                           26             --
   Changes in working capital                     792            428
                                        -------------- --------------
       Net cash provided by operating
        activities                             11,460          9,285

Investing activities
   Purchase of fixed assets                    (1,838)        (2,185)
   Purchase of goodwill, including
    minority interest                          (1,319)          (174)
   Purchase of business                        (5,000)            --
   Proceeds on sale of fixed assets               194            482
                                        -------------- --------------
       Net cash used in investing
        activities                             (7,963)        (1,877)
Financing activities
   Payment of notes payable                        --             (3)
   Repurchase of common stock                  (3,573)            --
   Proceeds from exercise of stock
    options                                       643            150
   Distributions to minority investors         (2,956)        (2,505)
                                        -------------- --------------
       Net cash used in financing
        activities                             (5,886)        (2,358)

         Change in cash and cash
          equivalents                         $(2,389)        $5,050
                                        ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)

                                         Three Months     Six Months
                                            Ended           Ended
                                        June 30, 2004   June 30, 2004
                                        -------------- --------------
                                         (unaudited)    (unaudited)

Net Income                                     $2,279         $3,811
                                        -------------- --------------
Reconciling Items:
  CEO severance and recruiting fees              (717)          (717)
  Gain on sale of assets                          444            441
                                        -------------- --------------
                                                 (273)          (276)

Tax benefit from reconciling items, net           104            105
                                        -------------- --------------

Net expense from reconciling items               (169)          (171)
                                        -------------- --------------

Adjusted Net Income                            $2,448         $3,982

Diluted shares                             12,365,000     12,364,000
                                        ============== ==============

Diluted earnings per common share as
 reported                                       $0.19          $0.31
                                        ============== ==============

Net expense per share reconciling items         $0.01          $0.01
                                        -------------- --------------

Adjusted earnings per common share              $0.20          $0.32
                                        ============== ==============




    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee or Chris Reading, 713-297-7000 or
             DRG&E
             Investors Relations:
             Jack Lascar, 713-529-6600